UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report   January 28, 2021
(Date of Earliest event reported)

FIRST NORTHERN COMMUNITY BANCORP
(Exact name of registrant as specified in its charter)

California	000-30707	68-0450397
(State of Incorporation)	(Commission File No.)	(IRS Employer ID Number)

195 North First Street, P.O. Box 547, Dixon, California	95620
(Address of principal executive offices)	(Zip Code)

(707) 678-3041
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

ITEM 2.02  RESULTS OF OPERATION AND FINANCIAL CONDITION

On January 28, 2021, First Northern Community Bancorp issued a press release concerning financial results for the 4th quarter of 2020, a copy of which is included as ITEM 9.01  (c) Exhibit 99.1 and incorporated herein by reference in both ITEM 2.02 and ITEM 7.01.  The Company does not intend for this exhibit to be incorporated by reference into future filings under the Securities Exchange Act of 1934.

ITEM 7.01  REGULATION FD DISCLOSURE

On January 28, 2021, First Northern Community Bancorp issued a press release concerning financial results for the 4th quarter of 2020, a copy of which is included as ITEM 9.01 (c)  Exhibit 99.1 and incorporated herein by reference in both ITEM 2.02 and ITEM 7.01 in accordance with SEC Release No. 33-8216.

ITEM 8.01  OTHER EVENTS

On January 27, 2021 the Board of Directors declared a 5% stock dividend, payable March 25, 2021 to shareholders of record as of February 26, 2021.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibit

99.1 Earnings Press Release, dated January 28, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 28, 2021	First Northern Community Bancorp (Registrant)

/s/ Jeremiah Z. Smith
By: Jeremiah Z. Smith
Senior Executive Vice President/
Chief Operating Officer

EXHIBIT INDEX

Exhibit	Document

99.1	Earnings Press Release, dated January 28, 2021

EXHIBIT 99.1

Est. 1910

# FIRST NORTHERN BANK

*Celebrating 110 Years!*

PRESS RELEASE
FOR IMMEDIATE RELEASE

                      Contact: Louise A. Walker                                                                             January 28, 2021
President & Chief Executive Officer
First Northern Community Bancorp
& First Northern Bank
P.O. Box 547
Dixon, California
(707) 678-3041

First Northern Community Bancorp Reports
Year End 2020 Net Income of $12.2 Million
5% Stock Dividend Declared

Dixon, California—First Northern Community Bancorp (the “Company”, OTCQB: FNRN), holding company for First Northern Bank (“First Northern” or the “Bank”), today reported year ended 2020 net income of $12.2 million, or $0.90 per diluted share, compared to net income of $14.7 million, or $1.08 per diluted share, for the year ended 2019, and net income totaling $3.4 million, or $0.25 per diluted share, for the quarter ended December 31, 2020, compared to net income of $3.6 million, or $0.26 per diluted share, for the quarter ended December 31, 2019.

Total assets as of December 31, 2020 were $1.66 billion, an increase of $362.8 million, or 28.1%, compared to December 31, 2019. Total deposits as of December 31, 2020 were $1.48 billion, an increase of $339.5 million, or 29.8%, compared to December 31, 2019. Total net loans (including loans held-for-sale) as of December 31, 2020 were $885.0 million, an increase of $112.0 million, or 14.5%, compared to December 31, 2019. The increase in net loans was primarily driven by loans made under the SBA’s Paycheck Protection Program (PPP) totaling $155.0 million as of December 31, 2020, which was partially offset by a decrease in agriculture and residential construction loans largely due to payoffs and decreased demand. The Company continued to be “well capitalized” under regulatory definitions, exceeding the 10% total risk-based capital ratio threshold as of December 31, 2020.

Commenting on the Company’s financial results, President & Chief Executive Officer Louise Walker stated, “While our annual net income went down $2.5 million from what we posted for 2019, we are quite pleased with our financial performance and believe we did a tremendous job in many areas of our business under the circumstances. With many of our local small businesses continuing to struggle from the ongoing effects of the pandemic, First Northern Bank’s relationship managers, branch personnel, and support teams have remained fiercely committed to doing everything they can to assist.  The new digital and mobile banking platforms we launched in March 2020 have been a tremendous help to our clients with a long list of added features and benefits, and our employees are enjoying streamlined processes. And the April launch of our mobile wallets: Apple Pay, Android Pay and Google Pay could not have come at a better time---with the financial industry’s touchless payment adoption at an all-time high.  Another bright spot for 2020 was in First Northern’s Mortgage Division. Mortgage loan production for the full year 2020 was $107.9 million, up 47.7% over the $73.0 million posted for the same period in 2019.”

First Northern Bank has continued to actively assist our communities by providing temporary loan relief under Section 4013 of the Coronavirus Aid, Relief and Economic Security (‘CARES’) Act to customers who have been adversely impacted by the pandemic. This relief has included loan modifications which provided temporary forbearance programs (both full payment deferrals and interest only payments). The Bank provided temporary forbearance relief for borrowers, and loans totaling approximately $7.8 million were still under a forbearance plan at December 31, 2020.  This represents a decrease of $83.6 million compared to September 30, 2020, as a large number of the CARES Act modifications were granted for a period of six months and returned to performance under the original terms of their loans over the course of the fourth quarter as those modifications expired.

Given these continued unprecedented times, First Northern recognized $0.8 million and $3.1 million in loan loss provision for the three and twelve months ended December 31, 2020, respectively, compared to nil for the same periods last year. The Bank continues to closely monitor economic conditions and statistics and if necessary, we will increase our loan loss reserves to reflect any further deterioration of economic conditions and the impact on our loan portfolio, as well as the significant ongoing economic uncertainty due to the continuing impacts of the pandemic on the markets we serve.

First Northern Bank announced on January 15, 2021, it is accepting applications for Round 2 first and second draw PPP loan as extended and revised by the Economic Aid Act signed into law on December 27, 2020. The Bank has an easy and intuitive digital solution that guides the small business applicant through the entire process, pre-filling information on file from the Bank’s first draw PPP borrowers. First Northern is accepting PPP applications from eligible businesses within the Greater Sacramento and Bay Area regions. Businesses must have an open First Northern Bank checking account to apply for a PPP loan with the Bank.

The Company also reported that at their regular meeting on January 27, 2021, the Board of Directors approved the payment of a 5% stock dividend payable March 25, 2021 to shareholders of record as of February 26, 2021. All income per share amounts have been adjusted to give retroactive effect to the stock dividend.

About First Northern Bank
First Northern Bank is an independent community bank that specializes in relationship banking. The Bank, headquartered in Solano County since 1910, serves Solano, Yolo, Sacramento, Placer, and Contra Costa Counties, as well as the west slope of El Dorado County. Experts are available in small-business, commercial, real estate and agribusiness lending, as well as mortgage loans. The Bank is an SBA Preferred Lender. Non-FDIC insured Investment and Brokerage Services are available at every branch location, including Dixon, Davis, West Sacramento, Fairfield, Vacaville, Winters, Woodland, Sacramento, Roseville, Auburn and Rancho Cordova. The Bank also has a commercial lending office in Walnut Creek and a mortgage loan office in Sonoma. Real estate mortgage and small-business loan officers are available by appointment in any of the Bank’s 11 branches. First Northern is rated as a Veribanc “Green 3-Stars” Bank and a “5-Star Superior” Bank by Bauer Financial for the earnings period ended September 30, 2020 (www.veribanc.com) and (www.bauerfinancial.com). The Bank can be found on the Web at thatsmybank.com, on Facebook and on LinkedIn.

Forward-Looking Statements
This press release and other public statements may include certain “forward-looking statements” about First Northern Community Bancorp and its subsidiaries (the “Company”). These forward-looking statements are based on management’s current expectations, including but not limited to statements about the Company’s market share, capital and liquidity position, responses to the coronavirus pandemic including relief for Bank customers and modifications for loan  customers, the benefits of our new digital and mobile banking platforms, acceptance of and process for eligible business customers of the Bank to apply for PPP loans, and  the potential impacts of COVID-19 on economic conditions, the Company’s loan loss reserves and the markets the Company serves,  and are subject to certain risks, uncertainties and changes in circumstances. Actual results may differ materially from these expectations due to changes in global political, economic, business, competitive, market and regulatory factors. Given the many challenges and uncertainties resulting from the coronavirus pandemic, such as the extent and duration of the impact on public health, the U.S. and California economies, financial markets and consumer and corporate customers and clients, including economic activity, employment levels and market liquidity, and on our business, results of operation and financial condition, as well as the various actions taken in response to the challenges and uncertainties by governments, regulatory agencies and others, our forward-looking statements are subject to the risk that conditions will be substantially different than we are currently expecting. More detailed information about these risk factors is contained in the Company’s most recent reports filed with the Securities and Exchange Commission on Forms 10-K and 10-Q, each as it may be amended from time to time, which identify important risk factors that could cause actual results to differ materially from those contained in the forward-looking statements. The financial information contained in this release should be read in conjunction with the consolidated financial statements and notes thereto included in the Company’s most recent reports on Form 10-K and Form 10-Q, and any reports on Form 8-K. The Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances arising after the date on which they are made. For further information regarding the Company, please read the Company’s reports filed with the SEC and available at www.sec.gov.

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